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                                  EXHIBIT 99.1

                               HINES HORTICULTURE

                            CERTIFCATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hines Horticulture, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen P. Thigpen, Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                   By:   /s/ Stephen P. Thigpen
                                                         -----------------------
                                                         Stephen P. Thigpen
                                                         CHIEF EXECUTIVE OFFICER


November 14, 2002